Execution Version

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CYALUME TECHNOLOGIES HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. ____	Original Issue Date: November 19, 2013

Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, US VC Partners, L.P., a Delaware limited partnership, or its successors or assigns (the “Holder”), is entitled to purchase from the Company up to a total of six million, one hundred and fifty-three thousand, eight hundred and fifty (6,153,850) fully paid and non-assessable shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, and any other stock or class of securities in to which such currently authorized capital stock may hereafter be converted or exchanged, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.65 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on November 19, 2023 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is issued pursuant to that certain Securities Purchase Agreement, dated as of the Original Issue Date, by and among the Company and the initial Holder (as amended, the “Purchase Agreement”) with respect to the sale of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”), having the rights and preferences set forth in that certain Certificate of Designation of Series A Preferred Stock, dated as of November 18, 2013 (as amended, the “Certificate of Designation”), and this Warrant. This Warrant, together with any New Warrants (as defined below) or any other warrant issued in exchange, transfer or replacement hereof are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c) and (d) of the Purchase Agreement, to the Company at its address specified in the Purchase Agreement. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion any transfer of this Warrant by the Holder to an affiliate of such Holder; provided, that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at Holder’s expense any New Warrant under this Section 3, and Holder shall pay any transfer tax imposed in connection with such transfer; provided, that the Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3 issuable in connection with any transfer of this Warrant by the Holder to an affiliate of such Holder.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding; provided, that if this Warrant has not been exercised in full on the Expiration Date and if the fair market value of the Warrant Shares, as determined in accordance with Section 10, based on the Closing Sale Price on the last Trading Day immediately preceding the date of consummation of such Fundamental Transaction, exceeds the Exercise Price on the Expiration Date, this Warrant shall be deemed to be automatically exercised on a “cashless exercise” basis immediately prior to the conclusion of the Expiration Date in accordance with Section 10.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

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(c) Notwithstanding anything herein to the contrary foregoing, in the event that the fair market value of the Warrant Shares, as determined in accordance with Section 10 exceeds the Exercise Price as of the closing date of such Fundamental Transaction, then all outstanding Warrants shall terminate upon the consummation of such Fundamental Transaction; provided, that, this Warrant shall be deemed to be automatically exercised on a “cashless exercise” basis immediately prior to the Fundamental Transaction in accordance with Section 10, based on the Closing Sale Price on the last Trading Day immediately preceding the date of consummation of such Fundamental Transaction, unless the Holder elected to exercise this Warrant and pay the Exercise Price in cash in accordance with this Section 4. In the event that the Holder exercises this Warrant in connection with a Fundamental Transaction, the Holder shall be entitled to condition such exercise on the consummation of the Fundamental Transaction on and shall indicate as such on the Notice of Exercise, and the Holder will only be required to pay the applicable Exercise Price at such time as the Fundamental Transaction is consummated.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

(b) If by the close of the third (3rd) Trading Day after delivery of an Exercise Notice and the payment of the aggregate exercise price in any manner permitted by Section 10, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing bid price of a share of Common Stock on the Exercise Date.

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(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares issuable upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company; provided that in the case of the initial Holder its unsecured, unbonded agreement of indemnity and affidavit of loss shall be sufficient. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company represents and warrants that on the Original Issue Date, it has duly authorized and reserved, and covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms of the Purchase Agreement and the Warrants, will be issued free and clear of all security interests, claims, liens and other encumbrances other than restrictions imposed by applicable securities laws. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

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9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to this paragraph (b).

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(c) Fundamental Transactions.

(i) If, at any time while this Warrant is outstanding any (i) capital reorganization; (ii) reclassification of the capital stock of the Company or compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a)), (iii) merger, consolidation, reorganization or other similar transaction or series of related transactions which results in the Common Stock of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power and economic interests (in each case, not including any shares of Common Stock, Convertible Securities or Options held by the Holder or its Affiliates, to the extent that the Holder or any of its Affiliates is the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such merger, consolidation, reorganization or other similar transaction) in the Company or such surviving or acquiring entity outstanding immediately after such transaction; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power or economic interests (in each case, not including any shares of Common Stock, Convertible Securities or Options held by the Holder or its Affiliates, to the extent that the Holder or any of its Affiliates is the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such sales of shares of capital stock) in the Company; (vi) acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of Common Stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing 50% or more of the voting power of or economic interests (in each case, not including any shares of Common Stock or Convertible Securities held by the Holder or its Affiliates, to the extent that the Holder or any of its Affiliates is the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such acquisition) in the then outstanding shares of capital stock of the Company, (vii) tender offer or exchange offer (whether by the Company or another Person) pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (viii) a liquidation, bankruptcy, insolvency, dissolution or winding-up of the Company (each of (i)-(viii) above being referred to herein as a “Fundamental Transaction”), shall be effected and the fair market value of the Warrant Shares, as determined in accordance with Section 10, based on the Closing Sale Price on the last Trading Day immediately preceding the date of consummation of such Fundamental Transaction, is not at least equal to the Exercise Price as of the closing date of such Fundamental Transaction, then at the election of the Holder, this Warrant shall be exercisable for and thereafter represent the right to receive, upon the basis and upon the terms and conditions herein specified and in lieu of the number of Warrant Shares then issuable upon exercise in full of this Warrant, voting securities (the “Alternate Shares”) in such successor entity, surviving entity or the corporation purchasing or otherwise acquiring such assets in a Fundamental Transaction (the “Successor Entity”), as the case may be, such that the aggregate value of the Holder’s warrants to purchase such number of Alternate Shares in the Successor Entity (where the value of warrant to purchase one Alternate Share in the Successor Entity is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix A), is at least equivalent to the aggregate value of this Warrant immediately prior to the consummation of such Fundamental Transaction, which shall be equal to the product of the number of Warrant Shares issuable upon exercise of this Warrant by the value of the right to purchase one Warrant Share, as determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix B, assuming this Warrant were then exercisable in full without regard to any limitations on exercise contained herein. The new warrants to purchase Alternate Shares in the Successor Entity shall have the same expiration date as this Warrant, and shall have a strike price, KAcq, that is calculated in accordance with Appendix A. For the avoidance of doubt, if the Successor Entity, is a member of a consolidated group for financial reporting purposes, the “Successor Entity” shall be deemed to be the parent of such consolidated group for purposes of this Section 9(c) and Appendix A. Appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Alternate Shares thereafter deliverable upon the exercise thereof.

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(ii) The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, the Successor Entity shall assume the obligation to deliver to the Holder, such Alternate Shares as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant in accordance with the terms and conditions of this Warrant. The Company shall cause the Successor Entity to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 9(c). Upon the occurrence of any such Fundamental Transaction in which the fair market value of the Warrant Shares, as determined in accordance with Section 10, based on the Closing Sale Price on the last Trading Day immediately preceding the date of consummation of such Fundamental Transaction, is not at least equal to the Exercise Price as of the closing date of such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 9(c) shall similarly apply to subsequent transactions of an analogous type to any Fundamental Transaction.

(iii) Notwithstanding the foregoing, in the event that the Company, in spite of using its best efforts, is unable to cause these Warrants to continue in full force and effect until the Expiration Date in connection with any such Fundamental Transaction, or such Fundamental Transaction is (i) a transaction where the consideration paid to the holders of the Common Stock consists of cash, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (iii) a Fundamental Transaction involving a person or entity not traded on the New York Stock Exchange, the NYSE MKT LLC (formerly NYSE AMEX and the American Stock Exchange) or, the NASDAQ Stock Market LLC, and in either case, the fair market value of the Warrant Shares, as determined in accordance with Section 10, based on the Closing Sale Price on the last Trading Day immediately preceding the date of consummation of such Fundamental Transaction, is not at least equal to the Exercise Price as of the closing date of such Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the successor entity to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the aggregate value of this Warrant immediately prior to such Fundamental Transaction (where the value of each Warrant to purchase one share of Common Stock (“Ccorp”) is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix B.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9(a) and Section 9(e), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Subsequent Equity Sales.

(i) Except as provided in Section 9(e)(iii), if and whenever the Company shall issue or sell, or is, in accordance with Section 9(e)(ii), deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

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A. In the event a Trigger Issuance occurs on any date from the Original Issue Date until and including the third anniversary of the Original Issue Date, the Exercise Price shall be adjusted to equal the lowest price per share at which such share of Common Stock has been issued or sold (or is deemed to have been issued or sold) pursuant to the Trigger Issuance; provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such shares so issued or deemed to be issued; provided, further, that in the event the Trigger Issuance is comprised of shares of Common Stock or Convertible Securities issuable in connection with any bona fide, arm’s length debt financing by the Company approved by the Board and to the extent required pursuant to the Certificate of Designation, the required holders of the Series A Preferred Stock, then the then-existing Exercise Price shall be reduced as of the close of business on the effective date of such Trigger Issuance in accordance with Section 9(e)(i)B;

B. In the event a Trigger Issuance (i) is comprised of shares of Common Stock or Convertible Securities issuable in connection with any bona fide, arm’s length debt financing by the Company approved by the Board and to the extent required pursuant to the Certificate of Designation, the required holders of the Series A Preferred Stock or (ii) occurs on any date from the date after the third anniversary of the Original Issue Date until the Expiration Date, the Exercise Price shall be calculated as follows:

Exercise Price =	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued under such definition below, immediately preceding such Trigger Issuance;

“B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price immediately prior to such Trigger Issuance.

For purposes of this paragraph (e), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 9(e), other than Excluded Issuances.

(ii) For purposes of calculating adjustments to the Exercise Price pursuant to this Section 9(e), the following paragraphs shall also be applicable:

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A. Issuance of Rights or Options. In case at any time the Company shall in any manner issue, sell, distribute or otherwise grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, or exercisable prior to or after the Expiration Date, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options that relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 9(e)(ii)C, no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

B. Issuance of Convertible Securities. In case the Company shall in any manner issue, sell, distribute or otherwise grant (directly and not by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, or exercisable prior to or after the Expiration Date, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in Section 9(e)(ii)C, no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of paragraph (e). No adjustment pursuant to this Section 9 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

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C. Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 9(e)(ii)A, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 9(e)(ii)A or Section 9(e)(ii)B, or the rate at which Convertible Securities referred to in Section 9(e)(ii)A or Section 9(e)(ii)B are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

D. Stock Dividends. Subject to the provisions of this Section 9(e), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

E. Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black Scholes Option Pricing Model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

F. Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

G. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 9(e).

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(iii) Notwithstanding the foregoing, no adjustment will be made under this Section 9(e) in respect of any issuance or sale (or deemed issuance or sale in accordance with Section 9(e)) by the Company after the Original Issue Date of: (A) shares of Common Stock issued on the conversion of the shares of Series A Preferred Stock, (B) shares of Common Stock or other Convertible Securities issuable or issuable upon Convertible Securities or Options issued by the Company to employees, officers, consultants or directors for services provided to the Company that are approved by the Board of Directors of the Company, (C) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (B) above) or Convertible Securities issued prior to the Original Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (D) shares of Common Stock issuable upon the exercise of the Warrants or shares of Series A Preferred Stock issuable upon the exercise of the Preferred Stock Warrants, (E) shares of Common Stock or Convertible Securities issued, or issuable upon the conversion or exercise of any Convertible Securities issued, pursuant to (1) that certain the Mezzanine Agreement, as amended by that certain amendment dated of the date hereof in the form attached to the Purchase Agreement, at the closing of the Refinancing Transaction contemplated thereby, (2) the JFC Purchase Agreement, (3) the Amended and Restated JFC Note, in each case, as in effect as of the Original Issue Date) or issued in the Selway Issuance, or (4) the Qualified Offering, or, in each case, the exercise of Convertible Securities issued in respect of such transactions in accordance with clause (E); provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (F) shares of Common Stock or other Convertible Securities in a transaction described in Section 9(a) or Section 9(b), (G) in connection with the payment of dividends issued on the outstanding shares of Series A Preferred Stock in the form of additional shares of Series A Preferred Stock or (H) shares of Common Stock or other Convertible Securities for consideration other than cash pursuant to a bona fide, arm’s length merger, consolidation acquisition or similar business combination approved by the Board of Directors of the Company.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-thousandth of a cent or the nearest one thousandth of a share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least five (5) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission (as defined in the Purchase Agreement) pursuant to a Current Report on Form 8-K.

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(i) Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant (directly and not by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to or after the Expiration Date.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date there is not an effective Registration Statement (as defined in that certain Registration Rights Agreement, of even date herewith, by and among the Company and the Holder) registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the average of the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the twenty (20) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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For purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

12. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified in the Purchase Agreement prior to 5:00 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address, email address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two (2) Trading Days’ prior notice to the other Persons in accordance with this Section 12.

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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(b) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(c) Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares which the Holder is entitled to receive upon exercise of any Warrant pursuant to the terms thereof. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(d) Successors and Assigns. Subject to the compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction subject to the terms and conditions of this Warrant. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

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(e) Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing no less than seventy-five percent (75%) of the Warrant Shares obtainable upon exercise of the Warrants then outstanding. Notwithstanding the foregoing, (i) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion and (ii) the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent.

(f) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(g) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(h) Equitable Remedies. Without limiting the rights of the Holder to pursue all other legal and equitable rights available to the Holder for the Company’s failure to perform its obligations hereunder, the Company acknowledges and agrees that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that the Holder shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

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(i) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(j) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Zivi R. Nedivi
Name:	Zivi R. Nedivi
Title:	Chief Executive Officer

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise

☐ “Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

Dated:____________________

Name of Holder: ___________________________

By:__________________________________
Name: _______________________________
Title: _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(6) In the event that this exercise applies to less than all of the Warrant Shares, then subject to the applicable terms of the Warrant, the Company shall deliver one or more warrants evidencing the balance of the Warrant Shares to the following person(s) at the following address(es):

Print Name: ______________________________

Address:

SCHEDULE 2

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee”) the right represented by the within Warrant to purchase                  shares of Common Stock of Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)	the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)	the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

APPENDIX A

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Successor Entity shall be:

CAcq = SAcqe-λ(TAcq-tAcq)N(d1) – KAcqe-r(TAcq-tAcq)N(d2), where

CAcq = value of each warrant to purchase one share in the Successor Entity

SAcq = price of Successor Entity’s stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Fundamental Transaction if the Successor Entity’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Fundamental Transaction if the Successor Entity’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Successor Entity’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Successor Entity = TCorp

tAcq = date of issue of new warrants to purchase shares in the Successor Entity

TAcq-tAcq = time until warrant expiration, expressed in years

σ = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Successor Entity’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Fundamental Transaction if the Successor Entity’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Fundamental Transaction if the Successor Entity’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Successor Entity’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SAcq/KAcq) + (r-λ+σ2/2)(TAcq-tAcq)) ÷ (σ√(TAcq-tAcq))

ln = natural logarithm

λ = dividend rate of the Successor Entity for the most recent 12-month period at the time of closing of the Fundamental Transaction.

KAcq = strike price of new warrants to purchase shares in the Successor Entity = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

d2 = d1- σ√(TAcq-tAcq)

Appendix B

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one Warrant Share shall be:

CCorp = SCorpe-λ(TCorp-tCorp)N(d1) – KCorpe-r(TCorp-tCorp)N(d2), where

CCorp = value of each Warrant to purchase one Warrant Share

SCorp = price of one Warrant Share as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Fundamental Transaction described in if the Warrant Shares are then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Fundamental Transaction if the Warrant Shares are then actively traded in the over-the-counter market, or the then most recently completed financing if the Warrant Shares are not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase Warrant Shares

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

σ = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Warrant Share price on the securities exchange or Nasdaq Global Market or the over-the-counter market (as the case may be) over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Fundamental Transaction if the Warrant Shares are then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Fundamental Transaction if the Warrant Shares are then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Warrant Shares are not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SCorp/KCorp) + (r-λ+σ2/2)(TCorp-tCorp)) ÷ (σ√(TCorp-tCorp))

ln = natural logarithm

λ = dividend rate of the Company for the most recent 12-month period at the time of closing of the Fundamental Transaction.

KCorp = strike price of warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

d2 = d1- σ√(TCorp-tCorp)